                                 EXHIBIT 10.56

                   LEASE AGREEMENT FOR THE MOTOROLA BUILDING

                                     LEASE


                                BY AND BETWEEN


                          RYAN COMPANIES U.S., INC.,
                     a Minnesota corporation, as Landlord


                                      and


                                MOTOROLA, INC.,
                       a Delaware corporation, as Tenant

                             TABLE OF CONTENTS


Section                                                             Page Number
 1.  Premises........................................................   1
 2.  Term............................................................   1
 3.  Rent............................................................   2
 4.  Building Shell/Tenant Improvements and Allowances...............   3
 5.  Permitted Uses..................................................   6
 6.  Condition.......................................................   6
 7.  Compliance......................................................   6
 8.  No Waste or Damage..............................................   7
 9.  Changes, Alterations And Additions..............................   7
10.  Ingress and Egress..............................................   7
11.  Abandonment.....................................................   8
12.  Repairs and Maintenance.........................................   8
13.  Interior Mechanical Equipment (Hvac System).....................   9
14.  Utilities and Services..........................................   10
15.  Inspection......................................................   10
16.  Damage or Destruction Of Premises...............................   10
17.  Condemnation....................................................   11
18.  Landlord's Liability............................................   12
19.  Default.........................................................   12
20.  Indemnification.................................................   16
21.  Insurance.......................................................   16
22.  Mechanic's Liens................................................   17
23.  Assignment or Subletting........................................   17
24.  Run With The Land...............................................   18
25.  Option to Extend................................................   18
26.  Expansion.......................................................   20
27.  Tri-party Agreement.............................................   25
28.  Holdover........................................................   25
29.  Intentionally Omitted...........................................   25
30.  Alternative Dispute Resolution..................................   25
31.  Environmental...................................................   26
32.  Brokers.........................................................   27
33.  Notices.........................................................   27
34.  Waiver..........................................................   28

35.  Amendments....................................................  28
36.  Quiet Enjoyment...............................................  28
37.  Intentionally Omitted.........................................  28
38.  Short Form Lease..............................................  28
39.  Construction of Language......................................  28
40.  Entire Agreement..............................................  29
41.  Severability..................................................  29
42.  Estoppel Certificate..........................................  29
43.  Signs.........................................................  29
44.  Warranties....................................................  29
45.  Tenant's Operations...........................................  30
46.  Measurement to Determine Rentable Area........................  31
47.  Additional Rent-operating Costs...............................  31
48.  Tenant Expense Waiver.........................................  33
49.  Landlord's Compliance With Federal Laws.......................  33
50.  Intentionally Omitted.........................................  34
51.  No Party To Be Deemed Drafter.................................  34
52.  No Intended Third Party Beneficiary...........................  34
53.  Counterparts..................................................  35
54.  Governing Law.................................................  35
55.  Subordination.................................................  35
56.  Declaration, Ground Lease and Subground Lease.................  35

Exhibit A - Legal Description of Land
Exhibit B - Building Shell Outline Specifications
Exhibit C - Schedule
Exhibit D - Building Shell Soft Costs and Fees
Exhibit E - Building Shell General Conditions
Exhibit F - Tenant Improvements General Conditions
Exhibit G - Declaration
Exhibit H - Building Shell Expansion Soft Costs and Fees
Exhibit I - Building Shell Expansion General Conditions
Exhibit J - Expansion Space Tenant Improvements General Conditions Exhibit K - Tri-Party Agreement

                                     LEASE

     THIS LEASE ("Lease"), is made and entered into as of this 17th day of November, 1997, by and between RYAN COMPANIES U.S., INC., a Minnesota corporation, having an address at 3200 East Camelback Road, Suite 129, Phoenix, Arizona, 85018 (herein called "Landlord") and MOTOROLA, INC., a Delaware corporation, having an office at 3102 North 56th Street, Phoenix, Arizona 85018, Attention: Asset Manager - Real Estate (herein called "Tenant").


     1.   Premises.
          --------

     For and in consideration of the agreements contained herein and under and subject to the terms and conditions hereof, Landlord hereby leases and demises unto Tenant and Tenant hereby leases from Landlord that certain land located at the Arizona State University Research Park in the City of Tempe, County of Maricopa, State of Arizona and legally described in Exhibit A, attached hereto (the "Land") together with the building (the "Building") containing at least 125,000 usable square feet and approximately 133,754 rentable square to be constructed thereon and all other improvements located or to be constructed thereon. The Land, the Building and all such other improvements are hereinafter called the "Premises."

     2.   Term.
          ----

     A. The term of this Lease shall be for a period of seven (7) years, which term shall commence on July 1, 1998 (the "Commencement Date") and end on June 30, 2005 (the "Termination Date") (such period herein referred to as the "Initial Term"), subject to extensions pursuant to agreement of the parties or any option hereinafter set forth (the Initial Term and all such extensions, if any, being hereafter referred to as the "Term").

     B. In the event possession of the Premises is delivered to Tenant after the Commencement Date, the Initial Term shall be deemed to commence on the date possession is delivered to Tenant and the Termination Date shall be extended by the number of days between the Commencement Date and the date possession is delivered to Tenant, but in the event the new Termination Date would occur other than the last day of a calendar month, the Termination Date shall be on the last day of that month.

     C. In the event the Premises are ready for occupancy prior to the Commencement Date, Tenant shall have the right, but not the obligation, to occupy the same. If Tenant does elect to so occupy the Premises, such occupancy shall be subject to all of the provisions of this Lease, and the Base Rent payable during the period of early occupancy shall be a rate equal to one hundred percent (100%) of the Base Rent provided for in Section 3.A of this Lease. Such early occupancy shall not advance the Termination Date.

     3.   Rent.
          ----

     A. During the Term, on the first day of each month, Tenant will pay, without offset, deduction, or abatement, unless otherwise expressly permitted in this Lease, rent to Landlord at the office of Landlord or at such other place as Landlord from time to time may notify Tenant in writing a total monthly base rent ("Base Rent") equal to the actual number of rentable square feet in the Premises as measured an determined pursuant to Section 46 of this Lease (the "Actual Rentable Square Feet") multiplied by a monthly rental rate determined in accordance with Section 3.B of this Lease (the "Base Monthly Rental Rate"), with proration of rent on a daily basis if the Initial Term should commence on a date other than the first day of a calendar month or end on a date other than the last day of a calendar month and net of the Operating Costs payable under
Section 47 of this Lease. Upon determination of the Actual Rentable Square Feet and the Base Monthly Rental Rate, Landlord and Tenant shall enter into an addendum to this Lease memorializing in writing the Actual Rentable Square Feet, the Base Monthly Rental Rate and the resulting dollar amount of the monthly Base Rent.

     B. Provided the Building Shell Construction Cost, as determined pursuant to Section 4.B of this Lease, is Forty Eight Dollars ($48.00) per rentable square foot in the Premises as measured and determined pursuant to Section 46 of this Lease, then the Base Monthly Rental Rate shall be $1.0491667 per rentable square foot (equivalent to an annual rental rate of Twelve Dollars Fifty Nine Cents ($12.59) per rentable square foot), for the first through the fourth years of the Initial Term, of $1.180833 per rentable square (equivalent to an annual rental rate of Fourteen Dollars Seventeen Cents ($14.17) per rentable square foot), for the fifth through the seventh years of the Initial Term. If the Building Shell Construction Cost, as determined pursuant to Section 4.B of this Lease, is not Forty Eight Dollars ($48.00) per rental square foot, then the Base Monthly Rental Rate shall be adjusted, up or down, according to the following formula:

     BMRR = (BSCC - $48.00) x 0.105 / 12


Where BMRR is the increase (if positive) or decrease (if negative) in the Base Monthly Rental Rate and BSCC is the actual Building Shell Construction Cost, as determined pursuant to Section 4.B, per rentable square foot in the Premises as measured and determined pursuant to Section 46 of this Lease.

     C. Tenant also shall pay to Landlord, in conjunction with the payment of Base Rent, the payments in respect of Operating Costs as provided in Section 47 of this Lease, and all transaction privilege taxes or sales taxes on the Base Rent and other amounts payable to Landlord under this Lease.

     4.   Building Shell/Tenant Improvements and Allowances.
          -------------------------------------------------

     A.   Building Shell Construction.  Landlord shall construct a Building
          ---------------------------
shell as provided in this Section 4.A and meeting the specification set forth in, and in accordance with, the Outline Specification for the Design and Construction of the Building Shell for the Motorola/Ryan - ASU Research Park Semiconductor Components Group facility attached hereto as Exhibit A (the "Building Shell Outline Specifications"). Landlord will provide six (6) parking spaces per 1,000 rentable square feet as part of the construction of the Building shell. (Tenant acknowledges that under current City of Tempe building regulations and no more than 835 parking spaces may be allowed for the Premises, including the Expansion Space referred to in Section 26 of this Lease). Fifteen percent (15%) of the parking spaces will be covered parking as part of the Building shell. Landlord shall use subcontractors to construct the Building shell and shall purchase the necessary materials from suppliers. For each portion of the work, Landlord shall make a good faith attempt to obtain bids from at least three subcontractors or suppliers which (i) are properly licensed (in the case of subcontractors) to construct the respective portion of the Building shell on which such subcontractors are bidding, (ii) are not affiliated with Landlord, and (ii) Landlord believes are reputable, competent and efficient. Landlord shall submit all such bids to Tenant for Tenant's review together with Landlord's recommendation as to which subcontractor or supplier should be selected to construct each portion of the Building shell or supply the necessary materials. Tenant shall designate which subcontractor or supplier is to construct each portion of the Building shell or supply the necessary materials (the "Designated Building Shell Subcontractor"). Landlord promptly shall employ the Designated Building Shell Subcontractor to do so. Thereafter, Landlord shall cause the Designated Building Shell Subcontractor to prosecute the construction of such Designated Building Shell Subcontractor's portion of the Building shell diligently to completion or furnish the materials to be supplied by such Designated Building Shell Subcontractor pursuant to the "Motorola Schedule" in Exhibit C, attached hereto (the "Schedule") and in conformance with the Building Shell Outline Specifications and in compliance with all applicable laws, statutes, orders, ordinances, rules and regulations.

     B.   Building Shell Construction Cost.  By December 31, 1997, Landlord
          --------------------------------
shall submit to Tenant a detailed itemization for the total development cost of constructing the Building shell (the "Building Shell Construction Cost"), which shall consist of (i) the costs and fees pertaining to the construction of the Building shell set forth on Exhibit D attached hereto (the "Building Shell Soft Costs and Fees"), (ii) the amount authorized by Tenant to be paid to the Designated Building Shell Subcontractors for construction of the Building shell or supply of materials, including, without limitation, labor, materials and equipment, (iii) Landlord's "general conditions" associated with such construction set forth on Exhibit E attached hereto (the "Building Shell General Conditions") and (iv) an amount equal to eight percent (8%) of the amount specified in the foregoing clause (ii) of this Section 4.B as Landlord's Building shell construction fee. If the Building Shell Construction Cost is other than Forty Eight Dollars ($48.00) per rentable square foot in the Premises as measured and determined pursuant to the Section 46 of this Lease, then the Base Monthly Rental Rate shall be adjusted, up and down, as provided in Section 3 of this Lease.

     C.   Tenant Improvements Allowance.  Landlord shall provide Tenant with an
          -----------------------------
allowance (the "Tenant Improvements Allowance") equal to the Actual Rentable Square Feet multiplied by Thirty-Seven Dollars and Ten Cents ($37.10) per rentable square foot. The Tenant Improvements Allowance is to be used as an allowance towards the cost of the Tenant Improvements described in Section 4.D of this Lease and for moving expenses (not to exceed Two Dollars ($2.00) per rentable square foot) and for space planning expenses (not to exceed Ten Cents ($0.10) per rentable square foot).

     D.   Construction of Tenant Improvements.  Within thirty (30) days after
          -----------------------------------
the execution this Lease, Tenant shall deliver to Landlord such drawings and specifications (the "Tenant Improvements Drawings and Specifications") as are reasonably necessary to describe the improvements to the Premises which Tenant desires to have made (the "Tenant Improvements"). The Tenant Improvements are subject to Landlord's approved, which approval shall not be unreasonably withheld or delayed. Landlord shall diligently proceed to have the Tenant Improvements constructed as set forth in this Section 4.D and to have issued all necessary certificates of occupancy and all other permits required to occupy the Premises (the "Occupancy Permits") pursuant to the Schedule. Landlord shall use subcontractors to construct the Tenant Improvements. For each portion of the work, Landlord shall make a good faith attempt to obtain bids from at least three subcontractors which (i) are properly licensed to construct the respective portion of the Tenant Improvements on which such subcontractors are bidding,
(ii) are not affiliated with Landlord, and (ii) Landlord believes are reputable, competent and efficient. Landlord shall submit all such bids to Tenant for Tenant's review together with Landlord's recommendation as to which subcontractor should be selected to construct each portion of the Tenant Improvements. Tenant shall designate which subcontractor is to construct each portion of the Tenant Improvements (the "Designated Tenant Improvements Subcontractor"). Landlord promptly shall employ the Designated Tenant Improvements Subcontractor to do so. Thereafter, Landlord shall cause the Designated Tenant Improvements Subcontractor to prosecute the construction of such Designated Tenant Improvements diligently to completion in conformance with the Tenant Improvements Drawings and Specifications and in compliance with all applicable laws, statutes, orders, ordinances, rules and regulations. Subject to Section 4.F of this Lease, Landlord shall cause the Tenant Improvements to be so constructed and all Occupancy Permits to be issued in accordance with the Schedule.

     E.   Tenant Improvements Cost.  Within thirty (30) days after completion of
          ------------------------
construction of the Tenant Improvements and issuance of all Occupancy Permits as provided in Section 4.D of this Lease, or as soon thereafter as reasonably possible,

Landlord shall submit to Tenant a detailed itemization of the total development cost of constructing the Tenant Improvements (the "Tenant Improvements Cost"), which shall consist of (i) the amount authorized by Tenant to be paid to the Designated Tenant Improvements Subcontractors for construction of the Tenant Improvements, including, without limitation, labor, materials and equipment,
(ii) the reasonable expenses actually incurred by Landlord for its "general conditions" associated with such construction in the categories set forth on Exhibit F attached hereto (the "Tenant Improvements General Conditions") and
(iii) an amount equal to eight percent (8%) of the amount specified in the foregoing clause (i) of this Section 4.E as Landlord's Tenant Improvements construction fee. If the Tenant Improvements Cost exceeds the Tenant Improvements Allowance, the difference shall be paid by Tenant to Landlord within thirty (30) days after submission of such detailed itemization. If the Tenant Improvements Allowance exceeds the Tenant Improvements Cost, the difference shall be paid by Landlord to Tenant within thirty (30) days after submission of such detailed itemization, or, at Landlord's election, the difference will be credited to the first payments of Base Rent falling due on a dollar for dollar basis until the difference is exhausted.

     F.   Excusable Delay.  Landlord shall maintain, or shall cause each of the
          ---------------
Designated Building Shell Subcontractors and Designated Tenant Improvements Subcontractors (collectively "Designated Subcontractors") to maintain, adequate insurance for personal injury and for property damage which may occur as a result of construction of the Building shell and Tenant Improvements. In the event that Landlord or any of the Designated Subcontractors shall be delayed or hindered in or prevented from constructing the Building shell and Tenant Improvements by reason of (i) strikes, lockouts, or other labor troubles, (ii) war, whether declared or undeclared, (iii) riot or insurrection, (iv) acts of God, (v) embargoes, (vi) delays in transportation, (vii) inability to procure materials, labor, or the permits contemplated by the Schedule (viii) failure of power, (ix) restrictive governmental laws or regulations, whether valid or not, or (x) any other reason, other than financial, beyond the reasonable control of Landlord or the Designated Subcontractors, and not the fault of Landlord or the Designated Subcontractors, including, without limitation, any delay in the Schedule not the fault of Landlord, then the construction of the Building shell and Tenant Improvements shall be excused for the period of delay, and the period for the construction of the Building shell and Tenant Improvements shall be extended for a period equivalent to the period of such delay. Landlord shall promptly give written notice to Tenant of the cause and extent of such delay. Notwithstanding the foregoing, in the event the construction of the Tenant Improvements is not completed within ninety (90) days of the date specified in
Section 4.D of this Lease, then, unless Tenant has caused such delayed completion, Tenant may, upon written notice to Landlord, terminate this Lease, as Tenant's sole and exclusive remedy on account of such delayed completion.

     G.   Unrestricted Allowance.  On the date possession of the Premises is
          ----------------------
delivered to Tenant, Landlord shall pay to Tenant Fifty Thousand Dollars
($50,000)
in fulfillment of Landlord's obligation under that certain letter agreement dated August 27, 1997 between Landlord and CB Commercial Real Estate Group, Inc.

     H.   Ownership of Improvements/Possessory Interest.  It is the intent of
          ---------------------------------------------
the parties that, at all times, Landlord and Tenant shall have only a possessory interest in the Premises in accordance with the provisions of Section 38 of the Subground Lease (as defined in Section 56 of this Lease). Ownership of the Building and all other improvements constructed on the Land shall automatically vest in the Board of Regents as and when constructed, subject to devolution as provided in Section 38 of the Subground Lease.

     I.   Open Book.  Until fifteen (15) days after Landlord has delivered the
          ---------
detailed itemization required under Section 4.B of this Lease and until ninety
(90) days after Landlord has delivered the detailed itemization required under
Section 4.E of this Lease, all elements and components of the Building Shell Construction Cost and the Tenant Improvements Cost, respectively, incurred by Landlord shall be subject to examination, inspection and audit by Tenant at Tenant's sole cost and expense. Until the expiration of such periods, Landlord shall make its books and records freely and openly available to Tenant for such purposes upon reasonable advance notice and during normal business hours.

     5.   Permitted Uses.
          --------------

     Tenant shall have the right to use the Premises for any lawful purpose permitted by applicable zoning ordinances, and without limiting the generality of the foregoing, for regional or national headquarters of Lessee or its subsidiaries, offices, laboratories and research and development facilities and activities associated with any of the foregoing, provided such use is permitted under Article II of the Declaration of Covenants, Conditions and Restrictions for Arizona State University Research Park (the "Declaration"), attached hereto as Exhibit G, but excluding the specific illustrated uses permitted under
Article II B(6).

     6.   Condition.
          ---------

     Landlord represents and warrants that, as of the Commencement Date, the Premises will be properly constructed, will comply with all applicable laws, statutes, orders, ordinances, rules and regulations, and will be in good repair and condition, but excepting design defects in the Drawings and Specifications or which otherwise are caused by Tenant or its own architects, consultants or representatives.

     7.   Compliance.
          ----------

     Tenant shall confirm the use Tenant makes of the Premises to the Declaration and to all applicable laws, statutes, orders, ordinances, rules and regulations of all federal, state or political subdivisions having jurisdiction over the Premises, now in force or that may be enacted hereafter, provided that the provisions of this Section 7 shall not require the Tenant to rebuild, repair or alter the Premises to make it comply with any such laws, statutes, orders, ordinances, rules or regulations.

     8.   No Waste or Damage.
          ------------------

     Tenant shall not commit any waste upon or do any damage to the Premises. Tenant shall not use or permit the use of the Premises for any unlawful purpose. Tenant shall not permit any rubbish, refuse or garbage to accumulate or create a fire hazard in or about the Premises.

     9.   Changes, Alterations and Additions.
          ----------------------------------

     No material changes, alterations or additions shall be made to the Premises by Tenant without the prior approval of Landlord, which approval shall not be unreasonably withheld. Any structural change, alteration or addition will be deemed "material." Prior to making any such changes, alterations or additions, Tenant shall subject written plans and drawings respecting same to Landlord and Landlord shall approve or disapprove same within fifteen (15) days after receipt thereof, and if Landlord fails to disapprove such plans and drawings by notice in writing to Tenant within such time, they shall be deemed approved. All changes alterations and additions shall comply with all applicable laws, statues, orders, ordinances, rules and regulations. Landlord agrees, if necessary and at no cost to Landlord, to join in any applications to governmental authorities for such permits as may be required to do the work contemplated in this Section 9. Any permanent additions to or alterations of the Premises which cannot be removed without material damage to the Premises, except removable paneling and wall fixtures and furniture and trade fixtures (and further excluding all signs, and goods and materials used in the Tenant's business) shall become a part of the realty and belong to Landlord unless otherwise agreed by Landlord and Tenant. Tenant's removable paneling and wall fixtures and furniture, trade fixtures, signs, goods and materials used in Tenant's business shall at all times remain personal property and may be removed from time to time by Tenant or other occupants of the Premises, provided, however, that Tenant shall be responsible for the cost of repair of any physical injury to the Premises caused by the removal of any such property, but not for any diminution in value of the Premises caused by the absence of the property removed or by any necessity for replacing such property.

     10.  Ingress and Egress.
          ------------------

     Subject to the Declaration, the Ground Lease and the Sub-Ground Lease, Landlord grants to Tenant the nonexclusive right to ingress and egress to the Premises over all easements and rights of way providing a means of access from public streets and highways to the Premises. Landlord represents and warrants to Tenant that, based on Landlord's actual knowledge, without inquiry, Landlord has no reason to believe that Tenant will not have full and unimpaired access from public streets and highways to the Premises at all times except as provided in Sections 12, 16 and 17 of this Lease. Landlord will not interrupt or disturb any entrances, and will use all reasonable means within Landlord's control to prevent any interruption, disturbance or deprivation by any third party. Tenant will rely on title insurance to be obtained at Tenant's own cost to provide assurance of legal access from the Premises to a public right of way.

     11.  Abandonment.
          -----------

     Tenant shall endeavor to continuously occupy the Premises and not vacate or abandon the Premises at any time during the Term for more than thirty (30) consecutive days unless required to do so by duly authorized legal authority or other cause beyond Tenant's reasonable control. Notwithstanding the foregoing, in the event Tenant fails to occupy the Premises for period of thirty (30) consecutive days or longer but is still making rent payments to Landlord as required under this Lease, Tenant's failure to occupy the Premises shall not be deemed to be an abandonment or vacation of the Premises or a default under the Lease.

     12.  Repairs and Maintenance.
          -----------------------

     A. Tenant, at all times throughout the Term, and at its sole expense, shall keep and maintain the Premises in good repair and in clean, safe, orderly, sanitary and first class condition in compliance with all applicable laws, codes, ordinances, rules and regulations, free of any accumulation of dirt and rubbish, and Tenant shall arrange its own trash removal. Tenant's obligations extend to the entirety of the Premises and shall also include but not be limited to the maintenance, repair, and replacement, if necessary, of all interior lighting, HVAC, parking lot, driveways located on the Premises, sidewalks, loading docks and exterior light fixtures located on the Premises, landscaping on the Premises, electrical and plumbing systems including without limitation all sewer lines, fixtures and equipment, all restrooms, all interior walls and ceilings, partitions, and doors and windows, including the regular painting of the interior of the Building, and the replacement of all broken glass from all doors and windows unless breakage is due to a defect in the design, materials or workmanship of the Building or the Premises (excluding Tenant's design errors), to a breach of Landlord's own repair and maintenance obligations under this Lease, or to Landlord's negligence. When used in this provision, the term "repairs" shall include ordinary and customary replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work.

     B. Notwithstanding anything in Section 12.A of this Lease, Tenant shall specifically not be required to perform or pay for any structural changes or capital expenditures on the Premises in order to comply (i) any law, ordinance, rule or regulation; or (ii) with any recommendation of Landlord's insurance rating organization, unless the same is required as the direct result of Tenant's particular use of the Premises (as opposed to Tenant's mere occupancy of the Premises or

Tenant's conduct of business, generally), except to the extent that Tenant is required to pay to Landlord Tenant's pro rata share of certain amortized capital expenditures as provided in Section 47 of this Lease.

     C. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in Section 12.A of this Lease for thirty (30) days after notice shall have been given Tenant, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof (except that Landlord shall be liable for its own negligence or willful misconduct), and upon completion thereof, Tenant shall pay to Landlord all reasonable costs plus 10% for overhead incurred by Landlord in making such repairs within fifteen (15) business days after Tenant receives from Landlord the bill therefor with supporting documentation.

     D. Landlord shall be responsible for maintenance, repair and replacement of the structural elements of the roof and shall keep the foundation (concrete slab floor), exterior walls, and all other structural portions of the Premises and the Building (not otherwise designated to be maintained and repaired by Tenant) in good repair and in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations, and if necessary or required by proper governmental authority, make modifications or replacements thereof, except that Landlord shall not be required to make any such repairs, modifications or replacements which become necessary to desirable by reason of the negligence or willful misconduct of Tenant, its agents, servants or employees, or by reason of anyone illegally entering or upon the Premises, which repairs, modifications or replacements shall be made by Tenant at is sole expense. Landlord shall also remedy, at Landlord's sole expense, any latent defects in the Building and the Tenant Improvements, as well as any damage to the Premises caused by the willful act or negligence of Landlord or its agents. Landlord shall also repair any defects or failures in building systems to the extent the same were not constructed in accordance with the terms of this Lease or applicable law. Notwithstanding the foregoing, Landlord shall have no liability under this paragraph for any repair, maintenance or replacement required because of Tenant's own design error, and nothing in this Section 12.D will alter Tenant's obligation to pay Operating Costs to Landlord under Section 47 of this Lease even though this Section 12.D may impose on Landlord the obligation of performing the necessary maintenance, repair or replacement.

     13.  Interior Mechanical Equipment (HVAC System).
          -------------------------------------------

     A. Landlord represents and warrants to Tenant that the heating and air conditioning equipment serving the Premises installed by Landlord shall meet Tenant's specifications for such equipment.

     B. During the Term of this Lease, Tenant at its expense, shall provide proper, periodic and normal maintenance and inspection for all heating and air conditioning equipment as exists upon the Premises. If this equipment requires repairs or replacement of parts, or both, of a major or substantial nature (i.e., in excess of proper, periodic and normal maintenance and inspection), these repairs or replacements, or both, shall be made by Tenant at its expense. If any heating and air conditioning equipment is installed as part of the Tenant Improvements, Landlord shall transfer to Tenant all warranties received from the manufacturers, dealers and/or installers of such heating and air conditioning and other mechanical equipment, and agrees to assist Tenant, to a reasonable degree, in enforcing any such warranty.

     14.  Utilities and Services.
          ----------------------

     Tenant shall pay for all sewer, water, heat, gas, fuel, electricity, telephone service and all other services in the nature of utility services supplied to the Premises for use by Tenant as well as services supplied to Tenant in the operation of its business, together with any taxes thereon. Tenant shall have the right to operate all electrical heating, ventilating, air conditioning and other systems which are part of the Premises twenty four hours per day every day during the Term.

     15.  Inspection.
          ----------

     Tenant will allow Landlord access to the Premises at reasonable times during normal working hours for the purpose of examining the same or making repairs Landlord is required to make and for exhibiting the Premises to any prospective purchaser of the Premises or lenders thereon, and, during the one hundred twenty (120) days prior to the expiration of the Term, to prospective tenants. During those times, Landlord may place "For Lease" or "For Sale" signs on the Premises.

     16.  Damage or Destruction of Premises.
          ---------------------------------

     A. In the event of damage to the Building by any cause which renders the Building untenantable in part but Tenant is able in its reasonable judgment to conduct its business therein and Tenant continues to occupy the Building in part ("Minor Damage"), the rent shall be apportioned and reduced from the date the damage occurs in the proportion that the unoccupied portion of the Building bears to the entire Building until the damage has been repaired. In the event of damage (including destruction) to the Building by any cause which renders the Building untenantable in whole or in such part that Tenant in its reasonable judgment deems it impracticable to conduct its business therein ("Major Damage"), the rent shall wholly abate and be apportioned by the date the damage occurs until the damage has been repaired.

     B. In the event of damage to the Premises by any cause, Landlord (except as provided in Section 16.D of this Lease) shall commence, as soon as reasonable possible, but in any event within ten (10) days after Landlord obtains a building permit, to restore the damage portion of the Premises to its condition immediately prior to such damage and shall pursue such restoration with diligence and dispatch to conclusion.

     C. In the event that damage or destruction of the Premises shall (a) not be repaired by Landlord within sixty (60) days from the date the damage occurs in the case of Minor Damage (or, in the event a building permit is required prior to repair, within sixty (60) days from the date of issuance of the building permit, which Landlord shall pursue with diligence) or within one hundred twenty (120) days from the date the damage occurs in the case of Major Damage (or, in the event a building permit is required prior to repair, within one hundred twenty (120) days from the date the damage occurs in the case of Major Damage (or in the event a building permit is required prior to repair, within one hundred twenty (120) days from the date of issuance of the building permit, which Landlord shall pursue with diligence), or (b) occur during the last twelve (12) months of the Initial Term or during the last twelve (12) months of any extension term, Tenant shall have the right to terminate this Lease by giving Landlord, no later than thirty (30) days after such right to terminate arises, written notice of termination.

     D. In the event of damage or destruction to the Premises by any cause (i) to such an extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed fifty percent (50%) of the replacement cost of the Building (excluding the foundations) in its condition as of the date of such damage or destruction, or (ii) during the last twelve (12) months of the Initial Term or during the last twelve (12) months of any extension term, Landlord shall have the right, in lieu of restoring the Premises, to terminate this Lease by giving Tenant written notice within sixty (60) days of such damage or destruction. In such event, this Lease shall terminate as of the date of such damage or destruction and Tenant shall surrender possession of the Premises within a reasonable time thereafter and the total monthly rent then payable under this Lease shall be apportioned as of the date of such termination and any such rent paid for any period beyond said date shall be refunded to Tenant. Notwithstanding the previous two sentences, if within thirty (30) days of receipt of such notice from Landlord, Tenant gives written notice to Landlord that Tenant elects to remain in the Premises, then this Lease shall not terminate, but Landlord shall be excused from its obligation to restore the Premises and the abatement of rent provided by Section 16.B of this Lease shall cease effective as of the date of such written notice from Tenant.

     E. Tenant waives any statutory right to cancel this Lease or receive rent abatement because of damage to the Premises.

     17.  Condemnation.
          ------------

     A. If the whole or any substantial part of the Premises shall be taken or condemned by any competent authority for any public use or purpose, such that Tenant in its reasonable judgment deems it impracticable to conduct its business therein, the Term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall actually be required for such use or purpose. Current rent shall thereupon be apportioned as of the date of such termination.

     B. If only an insubstantial part of the Premises shall be taken or condemned, and Tenant is able, in its judgment, to continue to operate its business in the Premises, this Lease shall continue in full force and effect, and the rental due thereunder shall abate proportionately to the extent that Tenant is deprived of usable area either in the Premises or otherwise, and as of the date of such deprivation. If Tenant is not able, in its judgment, to continue normal business operation, Tenant may terminate this Lease immediately upon written notice to Landlord. In the event this Lease is not terminated under this Section 17.B, Landlord, to the extent practicable and at its sole cost and expense, shall (i) restore the remaining portion of the Premises to the extent necessary to render them reasonably suitable for the purposes for which they were leased, and (ii) make all repairs to the Premises to the extent necessary to constitute the premises a complete architectural unit.

     C. In any such case, whether this Lease is terminated or not, all damages or restitution awarded for such taking or condemnation shall belong to Landlord, provided that Tenant shall be entitled to any separate aware made for the value of Tenant's personal property, fixtures and moving expenses (but not the value of the Tenant Improvements and the leasehold estate).

     18.  Landlord's Liability.
          --------------------

     Landlord shall not be liable for damage to property to Tenant in the Premises or for injury to person unless such damage or injury is caused by (A) Landlord's failure to make repairs or perform any obligations which Landlord is obligated to make under this Lease or (B) is caused by the fault or negligence of Landlord, or Landlord's agents, employees, contractors, subcontractors or invitees.

     19.  Default.
          -------

     A.   Default by Tenant.  Each of the following shall be deemed an event of
          -----------------
default by Tenant and a material breach of this Lease:

          (1) Failure to pay all or any portion of any monthly Base Rent when due and such failure shall continue for ten (10) days after written notice to Tenant specifying such failure;

          (2) Failure to pay any additional rent or other payments required under this Lease as the same shall become due and payable to Landlord and such failure shall continue for fifteen (15) days after written notice to Tenant specifying such failure;

          (3) Failure to do so, observe, keep and perform any of the other terms, covenants, conditions, agreements and provisions of this Lease to be done observed, kept or performed by Tenant and such failure shall continues for thirty (30) days after written notice to Tenant specifying such failure, unless such failure is one which cannot reasonably be cured within such period so long as Tenant has commenced to cure such failure within such period and thereafter continues its efforts to cure such failure with reasonable diligence;

          (4) The filing by Tenant of a voluntary petition in bankruptcy or the making by Tenant of a general assignment for the benefit of its creditors;

          (5) The taking by execution or judgment or other process or law of all or any part of the leasehold interest of Tenant, the adjudication of Tenant to be a bankrupt, the appointment of a receiver of all or any of Tenant's interest in the Premises in any action, suit or proceeding by or against Tenant, the filing against Tenant of an involuntary petition in bankruptcy, which, in any of the foregoing cases, is not dismissed, reversed or stayed within ninety (90) days of its occurrence.

     B.   Remedies of Landlord.  In the event of a default by Tenant, Landlord,
          --------------------
in addition to any other remedies available to it at law or in equity, at its option and, without further notice or demand of any kind to Tenant or any other person, may:

          (1) Terminate the Lease and reenter the Premises and take possession thereof and remove all persons therefrom without liability therefore, and Tenant shall have no further claim thereon or under this Lease; or

          (2) Without terminating the Lease, reenter the Premises and relet the whole or any part thereof for and on account of Tenant and collect any unpaid rentals, which have become payable, or which may thereafter become payable, together with the reasonable cost of obtaining possession of the Premises and of reletting the Premises, including any broker's commissions, and the cost of any repairs and alterations necessary to prepare the Premises for reletting, less the sum of any rentals actually received from such reletting; or

          (3) Even though it may have initially reentered the Premises without termination of the Lease, thereafter elect to terminate the Lease and all of the rights of Tenant in or to the Premises.

Should Landlord reenter the Premises under the provisions of clause (2) of this
Section 19.B, Landlord shall not be deemed to have terminated the Lease, or the liability of Tenant to pay any total monthly rental or additional rent thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry of the Premises or the exclusion of Tenant therefrom, unless Landlord shall have notified Tenant in writing that it has so elected to terminate the Lease. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at public warehouse at the expense and risk of Tenant. No action of Landlord shall be construed as an election to terminate the Lease or to accept a surrender of the Premises unless written notice of such intention be given to Tenant. Tenant agrees to pay as additional rental all-reasonable attorneys' fees and other costs and expenses incurred by Landlord in enforcing any of Tenant's obligations under this Lease.

     C.   Default by Landlord.  Each of the following shall be deemed an event
          -------------------
of default by Landlord and a material breach of this Lease:

          (1) Failure to pay any monies required under this Lease as the same shall become due and payable to Tenant and such failure shall continue for twenty (20) days after written notice to Landlord (and any mortgagee identified pursuant to Section 19.H of this Lease) specifying such failure;

          (2) Failure to do, observe, keep and perform any of the other terms, covenants, conditions, agreements and provisions of this Lease to be done observed, kept or performed by Landlord and such failure shall continues for thirty (30) days after written notice to Landlord (and any mortgagee identified pursuant to Section 19.H of this Lease) specifying such failure, unless such failure is one which cannot reasonably be cured within such period so long as Landlord has commenced to cure such failure within such period and thereafter continues its efforts to cure such failure with reasonable diligence.

     D.   Remedies of Tenant.  In the event of a default by Landlord, Tenant, in
          ------------------
addition to any other remedies available to it at law or in equity or by this Lease (other than the remedy of termination of this Lease, except where expressly provided otherwise in this Lease), at its option and, without further notice or demand of any kind to Landlord or any other person, may:

          (1) Withhold rent equal to the amount due from Landlord to Tenant and offset the same against any amounts due from Tenant to Landlord under this Lease;

          (2) Obtain damages or injunctive relief.

     E.   Self Help.  Should either of the parties at any time fail or omit to
          ---------
do any act or thing provided under this Lease to be done by such party, then the other party may, in its sole discretion, itself do or cause to be done such act or thing after the giving of any applicable notice and the expiration of any applicable grace period. Any monies paid in connection with the performance of such act or thing shall, if paid by Landlord, constitute so much additional rent due under this Lease to be due and payable upon notice given by Landlord of the nature and amount thereof, with the next monthly installment of rent, and if paid by Tenant, shall constitute advance rent and shall, upon notice given by Tenant of the nature and amount thereof, be credited against the next monthly installment of rent and subsequent installments until credited in full or recovered by Tenant from Landlord as damages.

     F.   Non-Waiver.  Landlord or Tenant may restrain by any judicial means any
          ----------
breach or threatened breach of any covenant, agreement, term, provision or condition of this Lease. The mention herein of any particular remedy shall not preclude Landlord or Tenant from any other remedy it might have either at law, in equity or otherwise. All the rights or remedies of Landlord or Tenant pursuant to the terms of this Lease, or any other rights or remedies that Landlord or Tenant may have at law, in equity or otherwise upon breach of any covenant, agreement, term, provision or condition of this Lease shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by Landlord or Tenant or not, shall be deemed to be in exclusion of any other. Neither acceptance of rent by Landlord, payment of rent or other sum by Tenant, nor failure by Landlord or Tenant to complain of any action, non-action or default of the other, or to declare the other in default, whether singular or repetitive, shall constitute a waiver of any of Landlord's or Tenant's, as the case my be, rights under this Lease. Waiver by Landlord or Tenant of any right upon any default of the other shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Time is the essence with respect to the performance of every provisions of this Lease in which time of performance is a factor.

     G.   Prevailing Party's Right to Costs.  In the event of a dispute between
          ---------------------------------
the parties which requires a party hereto to seek redress through an action at law or in equity the losing party shall pay, upon demand, all of the prevailing party's costs, charges and expenses, including reasonable attorneys' fees, incurred by such prevailing party in connection with the resolution of such dispute; provided, however, attorneys' fees shall be due and payable only if the prevailing party is required to file suit due to default by the losing party. For purposes of this Section 19-G, the term "losing party" shall mean the party which obtains substantially less relief than originally sought by such party in the legal or equitable action and the term "prevailing party" shall mean the party which obtained substantially the relief sought by such party in the legal or equitable action.

     H.   Notice to Mortgagee and Right to Cure.  If there is any mortgagee or
          --------------------------------------
beneficiary of a deed of trust on Landlord's estate or its interest in this Lease (a "mortgagee"), and provided that Landlord has given Tenant, in accordance with the notice provisions of Section 33 of this Lease, the name and address of any such mortgagee, Tenant may not exercise its remedies under this
Section 19 unless Tenant gave the required notice to the mortgagee and no mortgagee elected to cure Landlord's default within the same time period as Landlord is allowed to cure the default. Upon receipt of the required notice, any mortgagee may, but is not obligated to, enter the Premises and cure Landlord's default.

     20.  Indemnification.
          ---------------

     Tenant shall indemnify, defend and hold Landlord harmless from and against all loss, damage, cost, expense or liability (including reasonable attorneys' fees, expenses and disbursements) incurred by Landlord arising out of or in connection with any injury to, or death of, any person, or damage to, or destruction of, property occurring in, on, or about the Premises which injury, death, damage or destruction is caused by the acts or omissions of Tenant or Tenant's employees, agents, contractors or invitees or by Tenant's breach of this Lease. Landlord shall indemnify, defend and hold Tenant harmless from and against all loss, damage, cost, expense or liability (including reasonable attorneys' fees, expenses and disbursements) incurred by Tenant arising out of or in connection with any injury to, or death of, any person, or damage to, or destruction of, property occurring in, on, or about the Premises which injury, death, damage or destruction is caused by the acts or omissions of Landlord or Landlord's employees, agents, contractors or invitees or by Landlord's breach of this Lease. A party's obligation under this Section 20 to indemnify and hold the other party harmless shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified.

     21.  Insurance.
          ---------

     A.   Landlord's Insurance.  Landlord shall obtain at competitive rates and
          --------------------
shall maintain during the Term property damage insurance against damage to the Building by fire and other risks now or hereafter embraced in all risk coverage property damage insurance, in amounts sufficient to prevent Landlord from becoming a co-insurer, but in no event less than eighty percent (80%) of the Building's then replacement value (exclusive of the cost of excavations, foundations and footings). Landlord shall obtain at competitive rates and shall maintain during the Term public liability insurance against liability arising as a result of bodily injury to or death of any person or damage to other person's property now or hereafter embraced in comprehensive general public liability insurance, in amounts of at least $2,000,000 combined single limit.

     B.   Tenant's Insurance.  Tenant shall obtain, at Tenant's sole cost and
          ------------------
expense, and shall maintain during the Term public liability insurance against liability arising as a result of bodily injury to or death of any person or damage to other person's property now or hereafter embraced in comprehensive general public liability insurance, in amounts of at least $2,000,000 combined single limit.

     C. All policies of insurance required to be maintained by Landlord and Tenant pursuant to this Lease, shall name the other party as an additional insured as their respective interests may appear (and if requested by Landlord shall bear appropriate endorsements to protect Landlord's mortgagee, if any) and shall be for the mutual and joint benefit and protection of Landlord and Tenant. Certificates of such insurance shall be delivered by the party obtaining such insurance to the other party within ten (10) days after execution of this Lease. All such certificates shall provide that termination of the insurance evidenced by the certificate shall be effective only after thirty (30) days prior written notice to Landlord and Tenant.

     D. The parties release each other, and their respective employees and agents, from any claims for damage to any person or to the Premises and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

     F. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.

     22.  Mechanic's Liens.
          ----------------

     Tenant will not permit any mechanic's or materialmen's or other liens to stand against the Premises for any labor or material furnished Tenant in connection with work of any character performed on the Premises by or at the direction of Tenant. Landlord will not permit any mechanic's or materialmen's or other liens to stand against the Premises for any labor or material furnished Landlord in connection with work of any character performed on the Premises by or at the direction of Landlord. However, Landlord and Tenant shall respectively have the right to contest the validity or amount of any such lien, but upon the final determination of such questions shall immediately pay any adverse judgment rendered with all proper costs and charges and shall have the lien released at the contestant's own expense. If Landlord or Tenant desires to contest any such lien, then prior to commencing such contest it will furnish the other party with a bond, if requested, to secure the payment of such obligation, per the requirements of the applicable Arizona statutes.

     23.  Assignment or Subletting.
          ------------------------

     A.   Assignment or Subletting by Tenant.  Upon the prior written consent of
          ----------------------------------
Landlord, which shall not be unreasonably withheld or delayed, Tenant may assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest (collectively, "transfer"). Notwithstanding the previous sentence, Tenant may transfer this Lease without Landlord's consent to any person which is the parent or subsidiary of or controls or is controlled by Tenant, or to a person resulting from any reorganization or merger to which Tenant or its parent or any of its subsidiaries or any person controlled by it is a party, provided that the transferee expressly assumes the obligations of Tenant under this Lease. Any attempt to transfer this Lease without Landlord's consent, where such consent is required, shall be void. Tenant shall notify Landlord in writing of any proposed transfer requiring Landlord's consent, and Landlord shall have ten (10) business days following receipt of such notice and financial statements of the proposed transferee to disapprove of such transfer or Landlord's consent to such transfer shall be deemed given. Notwithstanding any transfer by Tenant or any consent which may be granted by Landlord, Tenant shall remain liable for all sums and obligations due hereunder, unless Landlord agrees in writing to release Tenant from such liability. Consent by Landlord to a particular transfer shall not be deemed a consent to any other or subsequent transfer.

     B.   Assignment by Landlord.  Landlord shall have the right to transfer, in
          ----------------------
whole or in part, its interest in this Lease or the Premises. No such transfer shall require Tenant to deal with more than one person as Landlord under this Lease and, in the event of any transfer by Landlord resulting in more than one person being a Landlord, such persons shall appoint a single person to exercise all the powers of Landlord under this Lease. In the event of any such transfer by Landlord, Tenant shall attorn to Landlord's transferee and such transferee shall assume and agree to perform all Landlord's obligations under this Lease and recognize and not disturb Tenant's estate. Landlord shall notify Tenant of any transfer of Landlord's interest in the Premises. Upon such transfer by Landlord, Landlord shall be released from the obligations to be performed by Landlord after the transfer.

     24.  Run With The Land.
          -----------------

     The covenants and conditions herein contained shall be construed as running with the land, apply to and bind the parties hereto, and their respective heirs, representatives, executors, administrators, successors and assigns.

     25.  Option to Extend.
          ----------------

     A. If Tenant is not currently in default in the performance of any of its obligations under this Lease, Tenant shall have the right to extend the Term for four (4) consecutive five (5) year terms (the "Option Periods") commencing at the expiration of the Initial Term in the case of the first Option Period and at the expiration of the previous Option Period in the case of each succeeding Option Period. The Lease of the Premises during any Option Period shall be upon the same terms and conditions as set forth in this Lease, excepting the Base Rent which shall be determined as set forth in Section 25.B of this Lease. If Tenant does not exercise such option by giving written notice to Landlord of Tenant's exercise of the option (the "Option Notice") by the date at least one hundred eighty (180) days prior to the expiration of (i) the Initial Term in the case of the first Option Period, or (ii) the previous Option Period in the case of each succeeding Option Period, then all rights of Tenant under this Section 25 shall automatically terminate. If this Lease or Tenant's right to possession of the Premises shall expire or terminate for any reason whatsoever before Tenant exercises its options, then, immediately upon such expiration or termination, these options shall simultaneously terminate and become null and void.

     B. The Base Rent payable by Tenant to Landlord during each Option Period shall be equal to the Actual Rentable Square Feet multiplied by the then-current "Market Rate" for the Premises, defined as the then-current fair market rental value (expressed as a per rentable square foot-monthly rental rate) for comparable space in competing buildings of similar size, type, quality and location, but in no event less than the Base Rent payable during (i) the Initial Term in the case of the first Option Period or (ii) the previous Option Period in the case of each succeeding Option Period. The Base Rent and/or Market Rate shall be determined as follows:

          1. Promptly following receipt by Landlord the Option Notice, Landlord and Tenant shall attempt to reach agreement on the Base Rent for the Option Period. If Landlord and Tenant are able to agree on the Base Rent for the Option Period, Landlord and Tenant shall execute an amendment to this Lease stating the agreed upon Base Rent.

          2. If the parties are unable to agree on the Base Rent for the Option Period within thirty (30) days following the Option Notice, then each party, at its cost and by giving notice to the other party, shall have ten (10) days within which to appoint an MAI full-time commercial real estate appraiser with at least five (5) years experience to appraise and determine the Market Rate for the Premises during the Option Period. Within sixty (60) days following the Option Notice, each appraiser shall appraise and determine the Market Rate for the Option Period. The appraisers shall arrange for (a) the simultaneous exchange of each appraiser's determination of the Market Rate for the other appraiser's determination of the Market Rate and (b) the communication of both determinations of Market Rate to Landlord and Tenant. If the difference between the two determinations of Market Rate is less than or equal to ten percent (10%) of the higher of the two determinations of Market Rate, then the Market Rate shall be the average of the two determinations of Market Rate and the appraisers shall notify Landlord and Tenant of the Market Rate so determined. If the difference between the two determinations of Market Rate is more than ten percent (10%) of the higher of the two determinations of Market Rate, then the Market Rate shall be determined as set forth in Section 25.B.3 of this Lease. If a party does not appoint an appraiser within such ten (10) day period or the appraiser appointed by a party does not appraise and determine the Market Rate within such sixty (60) day period, the determination of the Market Rate by the single appraiser appointed by the other party shall be the Market Rate for the Option Period. Each of the parties shall bear the cost of its own appraiser.

          3. In the event the operation of Section 25.B.2 of this Lease results in the Market Rate being determined by this Section 25.B.3, then, within seventy (70) days following the Option Notice, the two appraisers appointed by the parties shall meet to select a third appraiser. Each appraiser shall nominate no more than three such appraisers (with qualifications as described
Section 25.B.2 of this Lease and with the added qualification that each such nominee shall be a person who has not within the previous three years acted in any capacity for either party). The two appraisers shall either agree on the third appraiser from among the nominees or, if they are unable to agree, select the third appraiser by lot from among the nominees and notify Landlord and Tenant of the third appraiser so selected. Within eighty-five (85) days following the Option Notice, the third appraiser shall review the work product of the two appraisers appointed by the parties and determine which of the two determinations of Market Rate made by such appraisers is, in the judgment of the third appraiser, the more accurate determination of Market Rate and shall notify Landlord and Tenant of such determination. The third appraiser may select only one of the two determinations of Market Rate made by the two appraisers appointed by the parties and may not select another rate. Each of the parties shall bear one-half (1/2) of the cost of the third appraiser.

     26.  Expansion.
          ---------

     A.   Expansion Option.  If Tenant is not currently in default in the
          ----------------
performance of any of its obligations under this Lease, Tenant shall have the right (the "Expansion Option") to have Landlord expand the Building to add a minimum of an additional fifteen thousand (15,000) usable square feet and a maximum of an additional forty thousand (40,000) usable square feet (the "Expansion Space") and additional parking spaces. If Tenant does not exercise the Expansion Option by giving written notice to Landlord of Tenant's exercise of the Expansion Option (the "Expansion Option Notice") on or before the third anniversary of the Commencement Date, then all rights of Tenant under this
Section 26 shall automatically terminate.

     B.   Effect on Term.  If the Expansion Option Notice is given on or before
          --------------
the first anniversary of the Commencement Date, there shall be no adjustment to the Initial Term. If the Expansion Option Notice is given after the first anniversary of the Commencement Date but on or before the second anniversary of the Commencement Date, the Initial Term shall be extended by one year, unless Tenant elects not to give a Notice to Proceed as provided in Section 26.C. If the Expansion Option Notice is given after the second anniversary of the Commencement Date but on or before the third anniversary of the Commencement Date, the Initial Term shall be extended by two years, unless Tenant elects not to give a Notice to Proceed as provided in Section 26.C. The Base Rent applicable during the Initial Term shall continue to be applicable during any extension of the Initial Term resulting from the operation of this Section 26.B.

     C.   Notice to Proceed.  In addition to exercising the Expansion Option in
          -----------------
the Expansion Option Notice, Tenant shall also specify in the Expansion Option Notice the number of additional usable square feet desired, the general configuration of the Expansion Space, and the target date for completion of the Expansion Space. Within thirty (30) days of receipt of the Expansion Option Notice, Landlord shall deliver to Tenant a written response which shall either
(i) set forth Landlord's good faith estimates of the total cost of construction of the Expansion Space (including Landlord's "soft costs" and "general conditions" as described in Sections 26.G and 26.H of this Lease), the increase in the Base Rent and the schedule for the construction of the Expansion Space (the "Expansion Schedule") or (ii) notify

Tenant that construction of the Expansion Space is not permitted by applicable law or regulations or the Declaration. If Landlord provides a- response under clause (i), then, within fifteen (15) days of receipt of Landlord's response, Tenant will notify Landlord whether Tenant elects to proceed with construction of the Expansion Space (the "Notice to Proceed"). If Landlord provides a response under clause (ii), then Landlord and Tenant shall meet with one another and confer in good faith to determine what, if anything, can be done to permit the construction of the Expansion Space and, if a solution is found, for Landlord to advise Tenant of the estimated cost, increase in Base Rent and time to complete construction after which, if Tenant elects to proceed, Tenant shall issue a Notice to Proceed to Landlord.

     D.   Expansion Plans.  Upon receipt of the Notice to Proceed, Landlord
          ---------------
promptly shall have an architect prepare drawings and specifications for the construction of the additional Building shell to contain the Expansion Space (the "Building Shell Expansion") and additional parking spaces at the ratio of six parking space per 1000 rentable square feet of the Expansion Space with 15% of such spaces being covered parking (the "Building Shell Expansion Plans and Additional Parking Spaces Plans") and shall submit them to Tenant within thirty
(30) days of receipt of the Notice to Proceed. (Tenant acknowledges that under current City of Tempe building regulations no more than 835 parking spaces may be allowed for the Premises, including the Expansion Space.) The Building Shell Expansion shall meet the same specifications as that set forth in the Building Shell Outline Specifications, Exhibit B hereto. Within ten (10) days of receipt, Tenant shall review and approve the Building Shell Expansion Plans and Additional Parking Spaces Plans or advise Landlord of the specific changes reasonably necessary to the Building Shell Expansion Plans and Additional Parking Spaces Plans to make the Expansion Space and additional parking suitable for Tenant.

     E.   Construction of Building Shell Expansion and Additional Parking.
          ---------------------------------------------------------------
After revising the Building Shell Expansion Plans and Additional Parking Spaces Plans to the extent necessary, Landlord shall promptly seek all necessary permits for the construction of the Building Shell Expansion and the additional parking and shall pursue the construction thereof with all due diligence and dispatch. Landlord shall use subcontractors to construct the Building Shell Expansion and the additional parking and shall purchase the necessary materials from suppliers. For each portion of the work, Landlord shall make a good faith attempt to obtain bids from at least three subcontractors or suppliers which (i) are properly licensed (in the case of subcontractors) to construct the respective portion of the Building Shell Expansion and the additional parking on which such subcontractors are bidding, (ii) are not affiliated with Landlord, and (ii) Landlord believes are reputable, competent and efficient. Landlord shall submit all such bids to Tenant for Tenant's review together with Landlord's recommendation as to which subcontractor or supplier should be selected to construct each portion of the Building Shell Expansion and the additional parking or supply the necessary materials. Tenant shall designate which subcontractor or supplier is to construct each portion of the Building Shell Expansion and the additional parking or supply the necessary materials (the

"Designated Building Shell Expansion Subcontractor"). Landlord promptly shall employ the Designated Building Shell Expansion Subcontractor to do so. Thereafter, Landlord shall cause the Designated Building Shell Expansion Subcontractor to prosecute the construction of such Designated Building Shell Expansion Subcontractor's portion of the Building Shell Expansion and the additional parking diligently to completion or furnish the materials to be supplied by such Designated Building Shell Expansion Subcontractor pursuant to the Expansion Schedule and in conformance with the Building Shell Outline Specifications and in compliance with all applicable laws, statutes, orders, ordinances, rules and regulations. The first three sentences of Section 4.F of this Lease and all of Section 4.H of this Lease shall apply to the construction of the Building Shell Expansion and additional parking.

     F.   Construction of Expansion Space Tenant Improvements.  Landlord shall
          ----------------------------------------------------
provide Tenant with an allowance (the "Expansion Space Tenant Improvements Allowance") equal to the actual rentable square feet of the Expansion Space, measured in accordance with Section 46 of this Lease, multiplied by Thirty-Seven Dollars and Ten Cents ($37.10) per rentable square foot. The Expansion Space Tenant Improvements Allowance is to be used as an allowance towards the cost of the Expansion Space Tenant Improvements described in this Section 26.F and for space planning expenses (not to exceed Ten Cents ($0.10) per rentable square foot). Within thirty (30) days after finalization by Landlord of the Building Shell Expansion Plans and Additional Parking Spaces Plans, Tenant shall deliver to Landlord such drawings and specifications (the "Expansion Space Tenant Improvements Drawings and Specifications") as are reasonably necessary to describe the improvements which Tenant desires to have made to the Expansion Space (the "Expansion Space Tenant Improvements"). The Expansion Space Tenant Improvements are subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Landlord shall diligently proceed to have the Expansion Space Tenant Improvements constructed as set forth in this Section 26.F and to have issued all necessary certificates of occupancy and all other permits required to occupy the Expansion Space and use the additional parking (the "Expansion Space Occupancy Permits") pursuant to the Expansion Schedule. Landlord shall use subcontractors to construct the Expansion Space Tenant Improvements. For each portion of the work, Landlord shall make a good faith attempt to obtain bids from at least three subcontractors which (i) are properly licensed to construct the respective portion of the Expansion Space Tenant Improvements on which such subcontractors are bidding, (ii) are not affiliated with Landlord, and (ii) Landlord believes are reputable, competent and efficient. Landlord shall submit all such bids to Tenant for Tenant's review together with Landlord's recommendation as to which subcontractor should be selected to construct each portion of the Expansion Space Tenant Improvements. Tenant shall designate which subcontractor is to construct each portion of the Expansion Space Tenant Improvements (the "Designated Expansion Space Tenant Improvements Subcontractor"). Landlord promptly shall employ the Designated Expansion Space Tenant Improvements Subcontractor to do so. Thereafter, Landlord shall cause the Designated Expansion Space Tenant Improvements Subcontractor to prosecute the construction of such Designated Expansion Space Tenant Improvements Subcontractor's portion of the Expansion Space Tenant Improvements diligently to completion in conformance with the Expansion Space Tenant Improvements Drawings and Specifications and in compliance with all applicable laws, statutes, orders, ordinances, rules and regulations. The first three sentences of Section 4.F of this Lease and all of Section 4.H of this Lease shall apply to the construction of the Expansion Space Tenant Improvements.

     G.   Increase in Base Rent.  Within forty-five (45) days after receipt of
          ---------------------
the Notice to Proceed, Landlord shall submit to Tenant a detailed itemization of the total development cost of constructing the Expansion Space (the "Expansion Space Construction Cost"), which shall consist of (i) the reasonable costs actually incurred by Landlord and the reasonable Landlord fees pertaining to the construction of the Building Shell Expansion and the additional parking in the categories set forth on Exhibit H attached hereto (the "Building Shell Expansion Soft Costs and Fees"), (ii) the amount authorized by Tenant to be paid to the Designated Building Shell Expansion Subcontractors for construction of the Building Shell Expansion and the additional parking or supply of materials, including, without limitation, labor, materials and equipment, (iii) the reasonable expenses actually incurred by Landlord for its "general conditions" associated with such construction in the categories set forth on Exhibit I attached hereto (the "Building Shell Expansion General Conditions"), (iv) an amount equal to eight percent (8%) of the amount specified in the foregoing clause (ii) of this Section 4.B as Landlord's Building Shell Expansion construction fee, and (v) the Expansion Space Tenant Improvements Allowance. Upon issuance of the Expansion Space Occupancy Permits the Base Rent shall increase by an amount determined by the following formula:

     IBR = ESCC x 0.105 / 12

Where IBR is the increase in the monthly Base Rent and ESCC is the Expansion Space Construction Cost, as defined above. No additional land costs shall be included in ESCC. The parties shall promptly enter into a written amendment to this Lease memorializing the increase in the Base Rent and, if applicable, the extension of the Initial Term. Until fifteen (15) days after Landlord has delivered the detailed itemization required under this Section 26.G, all elements and components of ESCC shall be subject to examination, inspection and audit by Tenant at Tenant's sole cost and expense. Until the expiration of such period, Landlord shall make its books and records freely and openly available to Tenant for such purposes upon reasonable advance notice and during normal business hours.

     H.   Expansion Space Tenant Improvements Cost.  Within thirty (30) days
          ----------------------------------------
after completion of construction of the Expansion Space Tenant Improvements as provided in Section 26-F of this Lease and issuance of all Expansion Space Occupancy Permits, or as soon thereafter as reasonably possible, Landlord shall submit to Tenant a detailed itemization of the total development cost of constructing the Expansion Space Tenant Improvements (the "Expansion Space Tenant

Improvements Cost"), which shall consist of (i) the amount authorized by Tenant to be paid to the Designated Expansion Space Tenant Improvements Subcontractors for construction of the Expansion Space Tenant Improvements, including, without limitation, labor, materials and equipment, (ii) the reasonable expenses actually incurred by Landlord for its "general conditions" associated with such construction in the categories set forth on Exhibit J attached hereto (the "Expansion Space Tenant Improvements General Conditions") and (iii) an amount equal to eight percent (8%) of the amount specified in the foregoing clause (i) of this Section 26.H as Landlord's Expansion Space Tenant Improvements construction fee. If the Expansion Space Tenant Improvements Cost exceeds the Expansion Space Tenant Improvements Allowance, the difference shall be paid by Tenant to Landlord within thirty (30) days after submission of such detailed itemization. If the Expansion Space Tenant Improvements Allowance exceeds the Expansion Space Tenant Improvements Cost, the difference shall be paid by Landlord to Tenant within thirty (30) days after submission of such detailed itemization, or, at Landlord's election, the difference will be credited to the first payments of Base Rent falling due on a dollar for dollar basis until the difference is exhausted. Until ninety (90) days after Landlord has delivered the detailed itemization required under this Section 26.H, all elements and components of the Expansion Space Tenant Improvements Cost shall be subject to examination, inspection and audit by Tenant at Tenant's sole cost and expense. Until the expiration of such period, Landlord shall make its books and records freely and openly available to Tenant for such purposes upon reasonable advance notice and during normal business hours.

     I.   Successor Liability.  The obligations of Landlord under this Section
          -------------------
26 shall be binding on any successor of Landlord or Landlord's interest in the Premises or this Lease, except (i) any person who is a successor as the result of foreclosure of a mortgage or deed of trust, exercise of the trustee's power of sale under a deed of trust encumbering any such interest of Landlord, or conveyance in lieu of foreclosure or (ii) the Regents, Price-Elliott or any of their successors who are successors to any such interest of Landlord as the result of termination of the Subground Lease (as such terms are defined in Section 57 of this Lease).

     J.   Construction by Tenant.  If Landlord (or any successor to Landlord,
          ----------------------
including a successor referred to in clause (i) or (ii) of Section 26.1) fails to construct the Expansion Space, Tenant, in addition to all its other rights and remedies including damages and specific performance (but excluding any right to terminate this Lease), may do so through a licensed contractor and there shall be no increase in Base Rent.

     27.  Tri-Party Agreement.
          -------------------

     Contemporaneously with the execution and delivery of this Lease, Landlord and Tenant shall execute and deliver, and Landlord shall cause Price-Elliott to execute and deliver the Tri-Party Agreement substantially in the form attached hereto as Exhibit K.

     28.  Holdover.
          --------

     Any holding over after the expiration of the Term of this Lease or any extension thereof, with the consent of Landlord, shall be construed to be a tenancy from month-to-month, at the same Base Rent as paid during the last month of the Term and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over after the expiration of the Term of this Lease or any extension thereof, without the consent of Landlord, shall be terminable immediately and Tenant shall be liable to Landlord for rent at the rate of one hundred twenty five percent (125%) of the Base Rent payable during the last month of the Term.

     29.  Intentionally Omitted.
          ---------------------

     [This section intentionally omitted.]

     30.  Alternative Dispute Resolution.
          ------------------------------

     Landlord and Tenant shall attempt to settle any claim or controversy arising out of this Lease, but excepting Tenant's failure to pay Base Rent, through consultation and negotiation in the spirit of mutual friendship and cooperation. If such attempts fail, then the dispute shall first be submitted to a mutually acceptable neutral advisor for mediation, fact-finding or other form of alternate dispute resolution. Neither of the parties may unreasonably withhold acceptance of such an advisor, and his or her selection will be made within thirty (30) days after notice by the other party demanding such mediation. Cost of such mediation or any other alternate dispute resolution agreed upon by the parties shall be shared equally by Landlord and Tenant. Any dispute which cannot be so resolved between the parties within ninety (90) days of the date of the initial demand by either party for such mediation, shall be finally determined by the courts. The use of such a procedure shall not be construed to affect adversely the rights of either party under the doctrines of laches, waiver or estoppel. Nothing in this Section 30 shall prevent either party from pursuing judicial proceedings if (a) good faith efforts to resolve a dispute under these procedures have been unsuccessful or (b) interim resort to a court is necessary to prevent serious and irreparable injury to a party, to others, to the Premises, or to the environment.

     31.  Environmental.
          -------------

     A.   As used herein, the following terms shall have the following meanings:
(1) "Hazardous Substances" shall be as defined in the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) (CERCLA), and any regulations promulgated pursuant thereto; (2)
-- ---
"Hazardous Wastes" shall be as defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (RCRA), and any regulations promulgated
                            -- ---
pursuant thereto; (3) "Pollutants" shall be as defined in the Clean Water Act (33 U.S.C. Section 1251 et seq.), and any regulations promulgated pursuant
                        -- ---
thereto; (4) "Environmental Hazards" shall mean Hazardous Substances, Hazardous Wastes, Pollutants, asbestos, polychlorinated biphenyls (PCBs), petroleum or other fuels (including crude oil or any fraction or derivative thereof) and underground storage tanks; (5) "Indemnified Events" shall mean: (a) any governmental action, order, directive, administrative proceeding or ruling; (b) personal or bodily injuries (including death) or damage (including loss of use) to any property (public or private); (c) cleanup, remediation, investigation or monitoring of any pollution or contamination of or adverse effects on human health or the environment; or (d) any violation or alleged violation of laws, statutes, ordinances, orders, rules or regulations of any governmental entity or agency; and (6) "Liabilities" shall mean any and all liabilities, penalties, fines, forfeitures, demands, damages, losses, claims, causes of action, suits, judgments, and costs and expenses incidental thereto (including cost of defense, settlement, reasonable attorney's fees, reasonable consultant's fees and reasonable expert fees).

     B. Landlord agrees to defend, indemnify and hold harmless Tenant, Tenant's successors and assigns and Tenant's present and future officers, directors, employees and agents (collectively "Tenant Indemnitees") from and against Liabilities which Tenant or any or all of the Tenant Indemnitees may hereafter suffer, incur, be responsible for or disburse as a result of any Indemnified Event directly or indirectly caused by or arising out of any Environmental Hazards existing on or about the Premises prior to the date Tenant takes occupancy of the Premises except to the extent that any such existence is caused by the activities of Tenant, or its agents, contractors, employees, or invitees on the Premises. This provision shall survive termination of the Lease.

     C. Tenant agrees to defend, indemnify and hold harmless Landlord, Landlord's successors and assigns and Landlord's present and future officers, directors, employees and agents (collectively "Landlord Indemnitees") from and against Liabilities which Landlord or any or all of the Landlord Indemnitees may hereafter suffer, incur, be responsible for or disburse as a result of any Indemnified Event directly or indirectly caused by or arising out of any Environmental Hazards existing on or about the Premises but only to the extent that any such existence is caused by the activities of Tenant, or Tenant's assignees or sublessees, or their agents, contractors, employees, or invitees on the Premises. This provision shall survive termination of the Lease.

     D. Tenant and Landlord each acknowledge receipt of a copy of the Phase I Environmental Site Assessment dated October 13, 1993 prepared for the Regents and Price-Elliott, as defined in Section 56 of this Lease, by Foree & Vann, Inc. covering a portion of the Research Park, including the Land and a copy of the Phase One/Limited Phase Two Environmental Site Assessment dated October 17, 1997 prepared for Landlord by B. A. Liesch Associates, Inc. covering the Land. Except as otherwise disclosed in such assessments, Landlord, to the extent of its current actual knowledge, knows of no Hazardous Materials contamination of the Land.

     32.  Brokers.
          -------

     The parties agree that CB Commercial Real Estate Group, Inc. ("Broker") is the sole broker who brought about this Lease. Landlord shall pay the commission of Broker pursuant to the terms of a separate agreement, including any additional commission payable in the event the Expansion Space is constructed by Landlord under Section 26 of this Lease. Tenant represents and warrants that Tenant has not dealt with any other real estate broker in connection with the leasing of the Premises, and Tenant shall indemnify, defend and hold Landlord harmless against any and all claims of any other brokers with whom Tenant has had any such dealings. Landlord represents and warrants that Landlord has not dealt with any other real estate broker in connection with the leasing of the Premises, and Landlord shall indemnify, defend and hold Tenant harmless against any and all claims of any other brokers with whom Landlord has had any such dealings.

     33.  Notices.
          -------

     All notices, approvals or requests in connection with this Lease shall be sent by certified mail, telephone facsimile transmission, personal delivery, or via overnight carrier with delivery charges prepaid or with delivery not conditioned upon payment of charges, except notices concerning repairs and replacements which may be given orally or by any other means which might reasonably be expected to give the other party notice; provided, however, that no notice other than by personal delivery, certified mail or overnight carrier shall constitute a notice of default. The date notice is effective shall be the date on which the notice is delivered if notice is given by personal delivery, the date on which the notice is received, if notice is given by facsimile transmission or commercial air courier service, or three (3) days following deposit in the mail, if notice is sent through the United States mail. Notices to the Landlord shall be addressed to Landlord at the address of the Landlord set forth on the first page of this Lease, or, in the event Landlord is no longer the Landlord under this Lease and the new Landlord has failed to specify an address for notices, then to the person to whom the rent was last paid at the address to which such payment was sent in accordance with Section 3 of this Lease. Notices to the Tenant shall be addressed to Motorola, Inc., 3102 North 56th Street, Phoenix, Arizona 85018, Attention: Asset Manager - Real Estate. Either party may at any time designate by written notice to the other a change of address.

     34.  Waiver.
          ------

     Failure or delay on the part of Landlord or Tenant to exercise any right, remedy, power or privilege under this Lease shall not operate as a waiver thereof. A waiver, to be effective, must be in writing and must be signed by the party making the waiver. A written waiver of a default shall not operate as a waiver of any other default or of the same type of default on a future occasion.

     35.  Amendments.
          ----------

     No revision of this Lease shall be valid unless made in writing and signed by duly authorized representatives of both parties.

     36.  Quiet Enjoyment.
          ---------------

     If Tenant performs the terms of this Lease, Landlord will warrant and defend Tenant in the quiet and peaceful enjoyment and possession of the Premises during the Term hereof and any extension without interruption by Landlord or any person claiming under Landlord. Landlord represents and warrants to Tenant, based on Landlord's actual knowledge, without inquiry, that subleasehold title to the Premises is vested in Landlord subject to no liens or encumbrances except those of record.

     37.  Intentionally Omitted.
          ---------------------

     [This Section intentionally omitted.]

     38.  Short Form Lease.
          ----------------

     The parties will at any time at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form or memorandum of lease setting forth a description of the Premises, the Term of this Lease and any other portions hereof, excepting the rental provisions, as either party may request.

     39.  Construction of Language.
          ------------------------

     The terms Lease, lease agreement or agreement shall be inclusive of each other, and include renewals, extensions or modifications of the Lease. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural and the plural to include the singular, when the sense requires. Paragraph and section headings and titles in this Lease are used only for convenience in finding the subject matters and shall have no effect upon the construction or interpretation of any part hereof.

     40.  Entire Agreement.
          ----------------

     This Lease constitutes the final expression of the agreement of the parties. It is intended as a complete and exclusive statement of their agreement, and it supersedes all prior and concurrent promises, representations, negotiations, discussions and agreements that may have been made with respect to the subject matter hereof.

     41.  Severability.
          ------------

     If any provision of this Lease, or the application thereof to any person or circumstance, shall be held invalid or unenforceable by any court of competent jurisdiction, the remainder of this Lease or the application of such provisions to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     42.  Estoppel Certificate.
          --------------------

     Either party shall, from time to time upon not less than fifteen (15) days' prior written request by the other party, deliver to the requesting party a statement in writing stating upon the receiving party's knowledge and belief:
(a) that this Lease is unmodified and in full force and effect or, that there have been modifications, that the Lease as modified is in full force and effect;
(b) the dates to which Base Rent and other charges have been paid; and (c) that the requesting party is not in default under any provision of this Lease or, if in default, a detailed description thereof. Failure to deliver the certificate within fifteen (15) days shall be conclusive upon the receiving party, for the benefit of the requesting party and its successors, that this Lease is in full force and effect and has not been modified except as may be represented by the requesting party.

     43.  Signs.
          -----

     Tenant shall not exhibit, inscribe, paint or affix any sign on the exterior of the Building or in any window of the Building without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Landlord shall provide to Tenant, at Landlord's sole cost and expense, signage on terms and conditions reasonably acceptable to Tenant, which shall satisfy City of Tempe signage regulations and the provisions of the Declaration.

     44.  Warranties.
          ----------

     Tenant's continuing possession of the Premises shall not constitute a waiver of any warranty or of any defect in regard to workmanship or material of the Premises (a "Defect"). Tenant shall have one year after the commencement date within which to notify Landlord of any Defect. Landlord shall have thirty
(30) days
after the notification in which to commence correction of any Defect and shall thereafter pursue such work diligently to completion.

     45.  Tenant's Operations.
          -------------------

     Tenant agrees for itself, its employees, agents, clients, customers, invitees and guests, to comply fully with the following:

     A. Except for service animals, no animals or pets shall be brought or permitted to be in the Building or on the Premises.

     B. Upon termination of this Lease or of Tenant's possession of the Premises, Tenant shall surrender all keys for door locks and other locks in or about the Premises and shall make known to Landlord the combination of all locks, safes, cabinets and vaults which are not removed by Tenant.

     C. Tenant assumes full responsibility for protecting the Building from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Building locked and other means of entry to the Building closed and secured.

     D. Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

     E. Tenant shall not overload any driveway, parking area or any floor and shall not install any heavy objects, safes, machines or other equipment without having received Landlord's prior written consent as to size, maximum weight, routing and location thereof.

     F.   Tenant shall not in any manner deface or damage the Building.

     G. Tenant shall not bring into the Premises any Environmental Hazards in violation of any environmental laws.

     H. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Building, taking into account the capacity of the electric wiring in the Building and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

     I. Tenant shall not burn any trash or refuse in the Building or on the Premises.

Tenant shall be responsible for the observance of all of the foregoing by Tenant's employees, agents, clients, customers, invitees and guests. Landlord and Tenant agree that Landlord's remedy for violation of any of the foregoing by Tenant (or any person or entity under Tenant's authority or control) shall be a payment by Tenant to Landlord an amount equal to the reasonably substantiated actual damages suffered or incurred by Landlord on account of such violation.

     46.  Measurement to Determine Rentable Area.
          --------------------------------------

     The rentable area of the Building shall be determined by measurement from the outside face of the exterior walls of the Building.

     47.  Additional Rent-Operating Costs.
          -------------------------------

     A. Tenant shall, for the entire Term, pay to Landlord as additional rent, without any set-off or deduction therefrom (except as otherwise expressly provided in this Lease), one hundred percent (100%) of Operating Costs incurred by Landlord in maintaining and operating the Premises. Operating Costs shall be based on a one hundred percent (100%)-occupied building, whether or not the entire Building is actually occupied.

     B. "Operating Costs" are hereby defined to include, but shall not be limited to: (i) real estate taxes and assessments, general or special, (ii) insurance premiums and costs (including deductibles) for the all-risk property and casualty insurance (which may include differences in conditions coverage, and rent loss coverage) that Landlord maintains pursuant to Section 21-A of this Lease, (iii) the yearly amortization of capital costs incurred by Landlord for improvements or structural repairs to the Premises required to comply with any laws, rules or regulations of any governmental authority having jurisdiction over the Premises which are enacted after the commencement date of this Lease, or with any changes in laws, rules or regulations of any governmental authority having jurisdiction over the Premises which existed on the commencement date of this Lease, but which changes were enacted after the, commencement date of this Lease, or the application of either, or for the purposes of reducing Operating Costs, which costs shall be amortized over the useful life of such improvements or repairs, as reasonably estimated by Landlord, (iv) regular painting of the exterior of the Building, (v) reasonable costs of routine and ordinary service and maintenance of the roof (including reasonable preventive care, but excluding capital repairs/replacements), unless Landlord at its election transfers to Tenant responsibility for routine and ordinary service and maintenance of the roof (including reasonable preventive care) and the cost thereof, (vi) all fees, charges, and assessments including, without limitation, any common area maintenance charges levied or assessed against, or charged to, the Premises or any part thereof, or to Landlord in respect to the Premises or any part thereof, pursuant to the Ground Lease, the Subground Lease or the Declaration, including, without limitation, any fee, charge, or assessment arising out of the operation and maintenance of Arizona

State University Research Park, together with any applicable transaction privilege or similar tax; and (vii) all Intergovernmental Agreement Service Fees payable to City of Tempe, together with any applicable transaction privilege or similar tax. Painting of the exterior of the Building will be done at reasonable intervals, subject to any further requirement in the Ground Lease, the Subground Lease, or the Declaration.

     C. Notwithstanding Sections 47.A and 47.B of this Lease, if the Premises qualifies for a real estate tax abatement, and then only to the extent of the abatement, Operating Costs will not include any abated real estate tax. Except as set forth below, Landlord is making no representations or warranties or covenants to Tenant as to the nature or extent of any real estate tax abatement and this Lease is not contingent on any real estate tax abatement, nor are Tenant's obligations to Landlord under this Lease dependent on such an abatement. Notwithstanding the foregoing, the parties contemplate that the Premises will enjoy the real estate tax abatement afforded by Ariz. Rev. Stat. Sections 15-1636, 35-701 and 42-162(A)(11)(e). Landlord represents and warrants to Tenant that pursuant to Section 38 of the Subground Lease, ownership of the Building and all other improvements constructed on the Land shall automatically vest in the Regents as and when constructed. The terms Regents, Price-Elliott, Ground Lease and Subground Lease are defined in Section 56 of this Lease. As set forth in Section 56.D of this Lease, Landlord shall refrain from taking the actions specified therein which could result in subjection of the Premises to ad valorem taxes or the loss of the current real estate tax abatement applicable to the Premises.

     D. Notwithstanding Sections 47.A and 47.B of this Lease, in no event will Operating Costs include, nor will Tenant be obligated to pay for, (i) any capital improvements (except only as provided in Section 47.B(iii) of this Lease), alterations or expenditures, except HVAC (including, without limitation, reroofing of the roof or resurfacing on the parking lot), (ii) depreciation,
(iii) Landlord's overhead or management fees, (iv) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or the Premises or to comply with any requirements of any governmental authority, (v) damage and repairs attributable to fire or other casualty; (vi) damage and repairs paid for under any insurance policy carried by Landlord in connection with the Premises;
(vii) costs incurred due to violation by Landlord of the terms and conditions of this Lease; (viii) legal fees, brokerage commissions, advertising costs or other related expenses incurred in connection with leasing; (ix) accountants' fees;
(x) sculptures or artwork; (xi) fees and costs incurred in connection with the defense of Landlord's title or interest in the Premises or the Building or any part thereof; (xii) rent and other costs payable under any ground lease; and
(xiii) principal, interest and other amounts paid pursuant to any loan secured by the Premises or the- Building or any part thereof.

     E. As soon as reasonably practicable prior to the commencement of each calendar year during the Term, Landlord shall furnish to Tenant an estimate of Tenant's share of Operating Costs for the ensuing calendar year and Tenant shall

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

pay, as additional rent hereunder together with each installment of monthly base rent, one-twelfth (1/12th) of its estimated annual share of such Operating Costs. As soon as reasonably practicable (but in no event later than sixty (60) days) after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of the actual Operating Costs for the previous calendar year, including Tenant's share of such amount, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord shall pay to Tenant, as the case may be, the difference between such actual and estimated Operating Costs paid by Tenant. Tenant's share of such Operating Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Term. The annual statement of actual Operating Costs shall be prepared in accordance with GAAP and shall be certified to be correct by Landlord. Landlord shall maintain full and accurate books and records with respect to all Operating Costs for a period of not less than one
(1) year. Tenant shall have the right at any time during normal business hours and upon reasonable prior notice to Landlord to inspect and audit Landlord's books and records with respect to Operating Costs. Tenant shall not have the right, however, to inspect and audit Landlord's books and records with respect to the Operating Costs of any given year following the first (lst) anniversary of Tenant's receipt of the statement of the actual Operating Costs for the year in question.

     F. Within ten (10) days after Landlord receives any notice of assessment of property value or any other similar notice pertaining to the Premises from any governmental authority which levies real estate taxes, Landlord shall send a copy of such notice to Tenant. Tenant shall have the right to contest at its expense the amount or validity of any real estate taxes or assessments against the Premises by appropriate proceedings, in the name of Landlord if required by law, rule or regulation and paying such taxes under protest.

     48.  Tenant Expense Waiver.
          ---------------------

     In the event Landlord fails to submit to Tenant the statement of the actual Operating Costs within the time specified in Section 47.E, and in the event Landlord still fails to submit to Tenant such statement within fifteen (15) days after Tenant notifies Landlord in writing that Landlord has failed to submit to Tenant the statement of the actual Operating Costs, Tenant shall not be liable for payment of any such additional expenses or charges, it being expressly agreed by the parties that Landlord shall be deemed to have waived its right to collect such expenses or charges from Tenant for such calendar year.

     49.  Landlord's Compliance With Federal Laws.
          ---------------------------------------

     Notwithstanding anything to the contrary contained in this Lease, Landlord is and shall be solely responsible for ensuring that the Premises at all times complies in full with Title III of the Americans With Disabilities Act (42 U.S.C. (S) 12101 et seq. - hereinafter the "ADA"), as now or hereafter amended,
                 -- ---
and all regulations now or
hereafter promulgated pursuant thereto (the "Regulations"). Except for remodeling or alterations done to the Premises after the Commencement Date of the Lease by Tenant or Tenant's representatives due to Tenant's election to remodel (as opposed to any requirement pursuant to this Lease for Tenant to remodel), Landlord is and shall be solely responsible for all costs and expenses associated with ADA compliance, and Landlord shall not charge for, or seek reimbursement from Tenant for any expenditures, capital or otherwise, associated with conforming the Premises to the requirements of the ADA and/or the Regulations. Landlord agrees to indemnify and saves and hold harmless Tenant from and against any and all claims, demands, causes of action, suits, losses, costs and expenses (including, without limitation, attorney's fees and litigation costs), damages, penalties and fines asserted against, suffered or incurred by Tenant in any way relating to or arising from, in whole or in part, an actual or asserted claim that any portion of the Premises for which Landlord is responsible pursuant to this Section 49, is in violation of the ADA or the Regulations. Notwithstanding the foregoing, Landlord shall have no responsibility under this Section 49 for the acts or omissions of Tenant, any assignee or sublessee of Tenant, or the employees, agents, invitees, licensees or representatives of the foregoing, including, without limitation, any noncompliance with ADA for any design, construction, alteration, improvement, or remodeling by Tenant, or by the employees, agents, invitees, licensees or representatives of Tenant.


     50.  Intentionally Omitted.
          ---------------------

     [This Section intentionally omitted.]

     51.  No Party To Be Deemed Drafter.
          -----------------------------

     Landlord and Tenant have both had the opportunity to have counsel examine this Lease and to propose changes to clarify any ambiguities. Accordingly, in any interpretation of this Lease, an ambiguity shall not be resolved by interpreting the Lease against the drafter. The language of this Lease shall be interpreted according to the fair meaning and not for or against either party.

     52.  No Intended Third Party Beneficiary.
          -----------------------------------

     Landlord and Tenant may each, separately, deal with other persons in connection with the Premises or with other matters that may also relate to or be the subject of this Lease. Landlord and Tenant do not intend to make any such third person with whom each of them may deal an intended third party beneficiary under this Lease. There is no third person who is an intended third party beneficiary under this Lease. No incidental beneficiary (whatever relationship such person may have with Landlord or Tenant) shall have any right to bring an action or suit, or to assert any claim against Landlord or Tenant under this Lease.

     53.  Counterparts.
          ------------

     This Lease may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

     54.  Governing Law.
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the state in which the Premises is located.

     55.  Subordination.
          -------------

     This Lease and the rights of Tenant shall be and are subject and subordinate at all times to the lien of any first mortgage or deed of trust now or hereafter in force against the Premises, provided, however, that (i) in the case of any mortgage or deed of trust encumbering the Premises as of the date of this Lease, Landlord will obtain, prior to the commencement of the Term, an agreement between the beneficiary or mortgagee thereof and Tenant that so long as no default exists hereunder and Tenant attorns to Landlord's successor pursuant to the provisions of this Lease, no termination of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant's possession of the Premises and this Lease shall remain in full force and effect; and (ii) in the case of any first mortgage or deed of trust encumbering the Premises after the date hereof, the beneficiary or mortgagee thereof agrees, either in such encumbrance or in a separate agreement with Tenant, that so long as no default exists under this Lease and Tenant attorns pursuant to Landlord's successor pursuant to the provisions of this Lease, no foreclosure of such encumbrance (or any proceeding in connection therewith) shall disturb Tenant's possession of the Premises and this Lease shall remain in full force and effect. Tenant shall execute such further instruments confirming the subordination of this Lease to the lien of any such first mortgage or deed of trust as shall be reasonably requested by Landlord.

     56.  Declaration, Ground Lease and Subground Lease.
          ---------------------------------------------

     A. The Premises are subject to the terms and conditions of the Declaration attached hereto as Exhibit G. Tenant's use of the Premises shall be in full compliance with the terms and conditions of the Declaration. Without limitation, Tenant acknowledges that Tenant's use of the Premises is strictly regulated by the Declaration. Tenant represents and warrants to Landlord that Tenant has reviewed, understands, and agrees to use the Premises in full compliance with the requirements of the Declaration at all times.

     B. This Lease is also subject and subordinate to (a) the Arizona State University Research Park Ground Lease dated October 8, 1984 between the Arizona Board of Regents ("Regents") and Price-Elliott Research Park, Inc. ("Price-Elliott") the "Ground Lease"), and (b) the Subground Lease between Price-Elliott Research Park, Inc. and Landlord of substantially even date herewith (the "Subground

Lease"). Regents, Price-Elliott and Landlord also have entered into (or shall enter into) a Recognition, Nondisturbance and Attornment Agreement (the "RNA Agreement") for the benefit of Landlord.

     C. Landlord represents, warrants and covenants that:

     (i) Landlord had (or shall have upon execution and delivery) full power, right and authority to execute and deliver the Subground Lease and the RNA Agreement.

     (ii) Landlord shall maintain the Subground Lease in full force and effect and in good and current standing at all times during this Term and any extensions of the Term.

     (iii) Landlord shall perform and observe, ii-i timely fashion, all covenants, conditions, obligations and agreements of Landlord tinder the Subground Lease and the RNA Agreement, except to the extent that Tenant is required under this Lease to perform such obligations.

     (iv) Landlord shall not waive, execute any agreement that would be interpreted as waiving, or in any manner release or discharge any covenants, conditions, obligations or agreements under or related to (1) the Subground Lease to be performed or observed by Price-Elliott or (2) the RNA Agreement to be performed or observed by Regents, or condone any nonperformance of either such agreement.

     D. Landlord shall not agree (i) to any amendment to Sections 7 or 38 of the Subground Lease or to any amendment to Section 6 of the Subground Lease which could reasonably have the effect of increasing Operating Costs, (ii) to any other modification to the Subground Lease which would have the effect of overriding Sections 6, 7 or 38 of the Subground Lease, or (iii) to any modification to the Subground Lease which would vest title to the improvements constructed on the Land to any person other than the Regents.

     E. Landlord hereby assigns to Tenant (i) the representation and warranties made to Landlord by Price-Elliott pursuant to Sections 6(e) and 6(h) of the Subground Lease and (ii) Landlord's rights under Section 6(f) and 6(g) of the Subground Lease.

     F. Landlord shall faithfully observe and perform all of its obligations
(as tenant) under the Subground Lease. Any default by Landlord of any of its obligations (as tenant) under the Subground Lease shall be a default by Landlord under this Lease. Landlord hereby grants Tenant the right to cure any of Landlord's defaults (as tenant) under the Subground Lease. Tenant may effect such cure without waiting for the expiration of any period under the Subground Lease which Landlord has for effecting such cure. Any monies spent by Tenant in effecting such cure may be deemed by Tenant to be advance payments of rent.

     G. Landlord shall furnish to Tenant a complete copy of the Subground Lease and all exhibits thereto promptly after it is executed and delivered by Landlord and Price-Elliott.

     IN WITNESS WHEREOF, the parties hereto have executed these presents, in duplicate, the day and year first above-written.


LANDLORD                                 TENANT

RYAN COMPANIES U.S., INC.,               MOTOROLA, INC.,
a Minnesota corporation                  a Delaware corporation


By: /s/ John Strittmatter                By: /s/ James Heironimus
   ---------------------------              ---------------------------------
Print Name: John Strittmatter            Name:  James Heironimus
Its: Vice President                      Its: Vice President and Director
                                              Sector Services